Exhibit 5.4
April 24, 2007
WACHOVIA CAPITAL MARKETS, LLC
330 South College Street
Charlotte, North Carolina 28288
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036
Re: Ashford Hospitality Trust, Inc. Common Stock
Ladies and Gentlemen:
This firm has acted as Maryland counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of 48,875,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Company, pursuant to the terms of the Underwriting Agreement, dated April 18, 2007, by and between the Company and the several Underwriters (the “Agreement”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 6(c) of the Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.
For purposes of the opinions expressed in this letter, which are set forth in paragraphs (a) through (j) below (the “Opinions”), and other statements made in this letter, we have examined copies of the documents listed on Schedule 1 hereto (the “Documents”). We believe the Documents provide an appropriate basis on which to render the opinions hereinafter expressed.
In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic

WACHOVIA CAPITAL MARKETS LLC
MERRILL LYNCH & CO.
MORGAN STANLEY & CO. INCORPORATED
April 24, 2007

originals of all of the Documents submitted to us as copies (including telecopies). We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter. In our role as Maryland counsel to the Company, we have assumed that the Shares will not be issued in violation of the ownership limit contained in the Charter of the Company. As to matters of fact relevant to the Opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinions are given in the context of the foregoing.
The Opinions are based as to matters of law solely on applicable provisions of the Maryland General Corporation Law (the “MGCL”), as currently in effect.
Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a) The Company was duly incorporated and existing as a corporation and in good standing as of the date of the certificate specified in paragraph 8 of Schedule 1 under the MGCL.
     (b) The Company has the corporate power to own its properties and to conduct its businesses as described in the Prospectus and to execute, deliver and perform the Agreement.
     (c) The authorized capital stock of the Company consists of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock.
     (d) The Shares have been duly authorized, and, when issued in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable.
     (e) No holder of outstanding shares of common stock or preferred stock has any statutory preemptive right under the MGCL or any similar right under the charter or bylaws of the Company to subscribe for any of the Shares.
     (f) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.
     (g) The form of certificate evidencing the Shares complies with the requirements of Section 2-211 of the MGCL and the Company’s charter and by-laws.
     (h) The Shares conform as to legal matters in all material respects to the description thereof set forth in the Base Prospectus under the caption “Description of our Common Stock”; and the statements under the captions “Risk Factors—Risk Factors Related to Our Corporate Structure—Our charter does not permit ownership in excess of 9.8% of our capital stock, and

WACHOVIA CAPITAL MARKETS LLC
MERRILL LYNCH & CO.
MORGAN STANLEY & CO. INCORPORATED
April 24, 2007

attempts to acquire our capital stock in excess of the 9.8% limit without prior approval from our board of directors are void,” “Risk Factors—Risk Factors Related to Our Corporate Structure—Because provisions contained in Maryland law and our charter may have an anti-takeover effect, investors may be prevented from receiving a ‘control premium’ for their shares” in the Annual Report and “Description of Capital Stock” (to the extent describing Maryland law or the charter or by-laws of the Company), “Description of our Common Stock,” “Description of our Preferred Stock” and “Material Provisions of Maryland Law and of Our Charter and Bylaws” in the Prospectus and under Item 15 of the Registration Statement, to the extent that such information constitutes matters or summaries of portions of the MGCL or summaries of the Company’s charter or by-laws or constitutes legal conclusions, have been reviewed by us, and are correct in all material respects.
     (i) The execution, delivery and performance on the date hereof by the Company of the Agreement does not violate the MGCL or the charter or by-laws of the Company.
     (j) No approval or consent of, or registration or filing with, any Maryland regulatory agency is required to be obtained or made by the Company under the MGCL in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement.
Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.
We express no opinion herein as to any other laws and regulations not specifically identified above (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the Opinions). We express no opinion herein as to federal or state securities, antitrust, unfair competition, or tax laws or regulations or laws or regulations of any political subdivision below the state level.
We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. The foregoing notwithstanding, to the extent our Opinions relate to matters of Maryland law, Andrews Kurth LLP and DLA Piper US LLP may rely on our Opinions in rendering their opinions to the addressees of these Opinions on the date hereof, provided that the full text of Andrews Kurth LLP’s and DLA Piper US LLP’s opinion letter states that our Opinions speak only as of the date hereof and that no such reliance will have any effect on the scope, phrasing or originally intended use of our Opinions.

WACHOVIA CAPITAL MARKETS LLC
MERRILL LYNCH & CO.
MORGAN STANLEY & CO. INCORPORATED
April 24, 2007

Very truly yours,
/s/ Hogan & Harton L.L.P.
HOGAN & HARTSON L.L.P.

Schedule 1
     1. Executed copy of the Agreement.
     2. The Registration Statement on Form S-3 (No. 333-142079) (the “Registration Statement”) filed with the Commission on April 13, 2007.
     3. The prospectus supplement, dated April 18, 2007 (the “Prospectus Supplement”), to the prospectus, dated April 13, 2007 (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”), as filed pursuant to Rule 424(b)(5) under the Securities Act.
     4. The Charter of the Company (the “Articles of Incorporation”), as certified by the Maryland State Department of Assessments and Taxation (the “MSDAT”) on March 23, 2007 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     5. The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”).
     6. A certified copy of the Articles Supplementary creating the Series C Preferred Stock as filed with and accepted for record by the Maryland State Department of Assessments and Taxation on April 10, 2007.
     7. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     8. A certificate of good standing of the Company issued by the MSDAT dated April 10, 2007.
     9. A copy of the specimen certificate for the Shares.
     10. Certain resolutions of the Board of Directors of the Company (the “Board) adopted at a meeting duly held on March 27, 2007, and resolutions of the Pricing Committee of the Board adopted by unanimous written consent dated April 18, 2007, as certified by the Secretary of the Company on the date hereof as being accurate and in effect, relating, among other things, to the authorization of the Agreement and the Shares.
     11. A certificate, dated the date hereof, of certain officers of the Company as to the representations and warranties of the Company set forth in the Agreement and other matters relating to the Shares.
     12. A certificate of the Secretary of the Company, dated the date hereof, as to the incumbency and signatures of certain officers of the Company.